CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





To the Board of Directors and Shareholders of Cementitious Material, Inc.
Salt Lake City, Utah


We hereby consent to the inclusion by reference of our audit report dated March 28, 2005, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, for the year ended December 31, 2004, and to all references to our firm included in this Information Statement on Schedule 14C.



/s/ HJ & Associates, LLC
------------------------
Salt Lake City, Utah
October 19, 2005